Comparison of change in value of $10,000 investment in Dreyfus BASIC S&P 500 Stock Index Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

            Dreyfus     Standard &
             BASIC      Poor's 500
           S&P 500      Composite
             Stock         Stock
 PERIOD     Index         Price
             Fund         Index *

 9/30/93    10,000        10,000
10/31/93    10,230        10,207
10/31/94    10,588        10,602
10/31/95    13,314        13,405
10/31/96    16,480        16,636
10/31/97    21,732        21,978
10/31/98    26,444        26,810
10/31/99    33,144        33,693
10/31/00    35,104        35,745
10/31/01    26,298        26,844
10/31/02    22,270        22,787

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Bond Market Index Fund BASIC shares and the Lehman Brothers Aggregate Bond Index

EXHIBIT A:

               Dreyfus
                Bond
                Market       Lehman
                Index       Brothers
                Fund        Aggregate
   PERIOD      (BASIC         Bond
               shares)       Index *

  11/30/93     10,000        10,000
  10/31/94      9,632        9,716
  10/31/95     11,116        11,237
  10/31/96     11,638        11,894
  10/31/97     12,623        12,951
  10/31/98     13,846        14,161
  10/31/99     13,887        14,236
  10/31/00     14,807        15,275
  10/31/01     16,917        17,499
  10/31/02     17,924        18,528

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Disciplined Stock Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                           Standard &
                           Poor's 500
                           Composite
               Dreyfus        Stock
   PERIOD    Disciplined     Price
             Stock Fund      Index *

  10/31/92     10,000        10,000
  10/31/93     11,746        11,491
  10/31/94     12,077        11,935
  10/31/95     15,015        15,086
  10/31/96     18,789        18,719
  10/31/97     24,861        24,728
  10/31/98     29,431        30,171
  10/31/99     36,497        37,913
  10/31/00     39,010        40,218
  10/31/01     28,623        30,208
  10/31/02     24,341        25,647

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Balanced Fund Class R shares with the
Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Intermediate Government / Credit Bond Index, the Lehman Brothers Aggregate Bond Index, the Former Hybrid Index and the New Hybrid Index

EXHIBIT A:

                                         Lehman
             Dreyfus     Standard &     Brothers
             Premier     Poor's 500    Intermediate   Lehman
            Balanced   Composite    Government /    Brothers
              Fund        Stock         Credit     Aggregate    Former     New
   PERIOD   (Class R     Price          Bond         Bond       Hybrid    Hybrid
             shares)     Index *       Index *      Index *    Index *   Index *

  9/15/93    10,000      10,000        10,000       10,000     10,000    10,000
  10/31/93   10,180      10,128        10,068       10,065     10,104    10,103
  10/31/94   10,249      10,519         9,874        9,696     10,260    10,188
  10/31/95   12,449      13,297        11,112       11,213     12,400    12,441
  10/31/96   14,813      16,499        11,757       11,869     14,480    14,529
  10/31/97   18,599      21,795        12,638       12,924     17,703    17,844
  10/31/98   21,644      26,592        13,791       14,131     20,687    20,867
  10/31/99   24,838      33,416        13,927       14,206     23,954    24,124
  10/31/00   25,299      35,447        14,827       15,243     25,446    25,709
  10/31/01   21,142      26,625        16,940       17,463     23,097    23,367
  10/31/02   18,524      22,606        17,941       18,490     21,550    21,800

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Large Company Stock Fund Class A shares and Class R shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                Dreyfus     Dreyfus
                Premier     Premier
                 Large        Large     Standard &
                Company     Company      Poor's 500
                 Stock       Stock       Composite
                 Fund         Fund         Stock
    PERIOD     (Class A     (Class R       Price
                shares)      shares)      Index *

    9/2/94       9,425       10,000       10,000
   10/31/94      9,378       9,950         9,975
   10/31/95     11,554       12,286       12,609
   10/31/96     14,311       15,257       15,646
   10/31/97     18,892       20,192       20,668
   10/31/98     22,641       24,250       25,217
   10/31/99     28,043       30,109       31,688
   10/31/00     29,950       32,245       33,614
   10/31/01     21,898       23,637       25,248
   10/31/02     18,609       20,131       21,436

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term Income Fund Class R shares and the Lehman Brothers Aggregate Bond Index

EXHIBIT A:

               Dreyfus
               Premier
                Limited
                 Term        Lehman
                Income       Brothers
                 Fund       Aggregate
   PERIOD      (Class R       Bond
                shares)      Index *

  10/31/92      10,000       10,000
  10/31/93      10,933       11,187
  10/31/94      10,664       10,776
  10/31/95      11,955       12,463
  10/31/96      12,567       13,192
  10/31/97      13,583       14,365
  10/31/98      14,808       15,706
  10/31/99      14,673       15,790
  10/31/00      15,640       16,942
  10/31/01      17,832       19,409
  10/31/02      18,669       20,551

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Midcap Stock Fund Class R shares and the Standard & Poor's MidCap 400 Index

EXHIBIT A:

                Dreyfus
                Premier
                 Midcap      Standard &
                 Stock         Poor's
                  Fund        MidCap
    PERIOD      (Class R        400
                 shares)      Index *

   11/12/93      10,000       10,000
   10/31/94      9,823        10,238
   10/31/95      12,139       12,409
   10/31/96      15,368       14,563
   10/31/97      21,343       19,320
   10/31/98      20,942       20,616
   10/31/99      24,594       24,960
   10/31/00      30,102       32,860
   10/31/01      25,419       28,769
   10/31/02      24,431       27,394

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Small Cap Value Fund Class A shares, Class B shares, Class C shares and Class R shares and the Russell 2000 Value Index

EXHIBIT A:

             Dreyfus     Dreyfus     Dreyfus     Dreyfus
             Premier     Premier     Premier     Premier
              Small       Small       Small       Small
               Cap         Cap         Cap         Cap
              Value       Value       Value       Value     Russell
  PERIOD      Fund        Fund        Fund        Fund        2000
            (Class A     (Class B    (Class C    (Class R    Value
             shares)     shares)     shares)     shares)    Index *

  4/1/98      9,427      10,000      10,000      10,000     10,000
 10/31/98     7,881       8,328       8,328       8,376      8,151
 10/31/99     8,039       8,432       8,440       8,566      8,210
 10/31/00     8,887       9,248       9,256       9,490      9,630
 10/31/01     9,202       9,512       9,520       9,859     10,473
 10/31/02     9,429       9,481       9,673      10,119     10,207


* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Premier Tax Managed Growth Fund Class A shares, Class B shares, Class C shares and Class T shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

             Dreyfus     Dreyfus     Dreyfus     Dreyfus
             Premier     Premier     Premier     Premier
               Tax         Tax         Tax         Tax      Standard &
             Managed     Managed     Managed     Managed    Poor's 500
             Growth      Growth      Growth      Growth     Composite
  PERIOD      Fund        Fund        Fund        Fund         Stock
            (Class A     (Class B    (Class C   (Class T      Price
             shares)     shares)     shares)     shares)      Index *

  11/4/97     9,427      10,000      10,000       9,549       10,000
 10/31/98    11,148      11,736      11,736      11,265       12,201
 10/31/99    13,337      13,944      13,936      13,451       15,332
 10/31/00    14,250      14,784      14,776      14,330       16,264
 10/31/01    11,525      11,864      11,856      11,555       12,216
 10/31/02    10,197      10,224      10,424      10,210       10,372


* Source: Lipper Inc.